SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Citizens, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on September 21, 2017 (the “Original Form 8-K”) to update certain disclosures based on new information.

Item 5.01	Changes in Control of the Registrant

On September 21, 2017, the Company announced the passing of its founder, Mr. Harold E. Riley, former Chairman and Chief Executive Officer of the Company. As previously disclosed, Mr. Riley was the beneficial owner of 100% of the Company’s Class B common stock, consisting of 1,001,714 shares (the “Class B Shares”) held by the Harold E. Riley Trust (“Trust”), of which Mr. Riley served as trustee. The Company’s Class A and Class B common stock are identical in all respects, except the Class B common stock elects a simple majority of the Board and receives one-half of any cash dividends paid, on a per share basis, to the Class A shares. The Class A common stock elects the remainder of the Board.

The Trust documents provide that upon Mr. Riley’s death, the Class B Shares shall be transferred from the Trust to the Harold E. Riley Foundation, a charitable organization established under section 501(c)(3) of the Internal Revenue Code (the “Foundation”). The Foundation is organized as a public support charity for the benefit of its charitable beneficiaries, Baylor University and Southwestern Baptist Theological Seminary. The Foundation is governed by 11 trustees, consisting of five trustees appointed by Mr. Riley, three trustees appointed by Baylor University and three trustees appointed by Southwestern Baptist Theological Seminary.

The Original Form 8-K disclosed that the Class B Shares had transferred to the Foundation upon Mr. Riley’s death. However, recent communications with the State of Colorado, the Harold E. Riley estate and the Foundation have confirmed certain required state insurance regulatory approvals for changes of control have not yet been obtained. The Foundation and the estate of Mr. Riley are proceeding independent of the Company to obtain regulatory approval from the Colorado Division of Insurance, the Texas Department of Insurance, the Louisiana Department of Insurance and the Mississippi Department of Insurance through the requisite Form A approval process. The Trust, of which Mr. Riley’s estate is trustee, remains the holder of record of the Class B Shares, and the Foundation has not asserted or attempted to assert control of the Company through the Class B Shares. The Company anticipates that once written orders are in place from the state departments of insurance listed above, the Foundation will become the record holder of the Class B Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

Date: May 3, 2018	By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer